Fourth Quarter 2025 Earnings Presentation March 4, 2026 Exhibit 99.2

DISCLAIMER Forward-Looking Statements This presentation contains forward-looking statements within the meaning of federal securities laws. These forward-looking statements are not historical facts but rather are based on ACRES Commercial Realty Corp.’s (“ACR’s” or the “Company’s”) current beliefs, assumptions and expectations. These beliefs, assumptions and expectations can change as a result of many possible events or factors, not all of which are known to ACR or are within its control. If a change occurs, its business, financial condition, liquidity and results of operations may vary materially from those expressed in the forward-looking statements. You should not place undue reliance on these forward-looking statements, which reflect ACR’s view only as of the date of this presentation. ACR uses words such as “anticipate,” “expect,” “intend,” “plan,” “believe,” “seek,” “estimate,” “target,” and variations of these words and similar expressions to identify forward-looking statements. Forward-looking statements are subject to various risks and uncertainties that could cause actual results to vary from its forward-looking statements, including, but not limited to: The adequacy of its cash reserves and working capital; The timing of cash flows, if any, from its investments; Unanticipated increases in financial and other costs, including a rise in interest rates; Its ability to maintain compliance with over-collateralization and interest coverage tests in certain financing arrangements; Its dependence on ACRES Capital, LLC, its “manager”, and ability to find a suitable replacement in a timely manner, or at all, if its manager or the Company were to terminate the management agreement; Environmental and/or safety requirements; Its ability to satisfy complex rules in order for ACR to qualify as a real estate investment trust (“REIT”), for federal income tax purposes and qualify for its exemption under the investment company act of 1940, as amended, and its ability and the ability of its subsidiaries to operate effectively within the limitations imposed by these rules; Legislative and regulatory changes (including changes to laws governing the taxation of REITs or the exemptions from registration as an investment company); and Other factors discussed under item IA. Risk factors in its annual report on form 10-K for the year ended December 31, 2024 and those factors that may be contained in any subsequent filing ACR makes with the Securities and Exchange Commission. Changes in the industry, interest rates, the debt securities markets, real estate markets or the general economy; Increased rates of default and/or decreased recovery rates on its investments; The performance and financial condition of its borrowers; The cost and availability of its financings, which depend in part on its asset quality, the nature of its relationships with its lenders and other capital providers, its business prospects and outlook and general market conditions; The availability and attractiveness of terms of additional debt repurchases; Availability, terms and deployment of short-term and long-term capital; Availability of, and ability to retain, qualified personnel; Changes in its business strategy; Availability of investment opportunities in commercial real estate-related and commercial finance assets; The degree and nature of its competition; The resolution of its non-performing and sub-performing assets; The Company’s ability to comply with financial covenants in its debt instruments; ACRESREIT.COM

DISCLAIMER Forward-Looking Statements (continued) In light of these risks and uncertainties, the forward-looking events and circumstances discussed in this presentation might not occur and actual results, performance or achievement could differ materially from those anticipated or implied in the forward-looking statements. The Company undertakes no obligation, and specifically disclaims any obligation, to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. Past Performance Past performance is not indicative of future results. There is no guarantee that any investment strategy referenced herein will work under all market conditions. Prior to making any investment decision, you should evaluate your ability to invest for the long-term, especially during periods of downturns in the market. You alone assume the responsibility of evaluating the merits and risks associated with any potential investment or investment strategy referenced herein. Notes on Presentation This presentation contains information regarding financial results that is calculated and presented on the basis of methodologies other than in accordance with accounting principles generally accepted in the United States (“GAAP”), which management believes is relevant to assessing ACR’s financial performance. Please refer to page 18 for the reconciliation of Net Income (Loss), a GAAP financial measure, to Earnings Available for Distribution (“EAD”), a non-GAAP financial measure. Unless otherwise indicated, information included in this presentation is at or for the period ended December 31, 2025. Definitions Refer to page 21 for a description of certain terms not otherwise defined or footnoted, including EAD, Benchmark Rate, Book Value, and other key terms. This presentation is for informational purposes only and does not constitute an offer to sell or the solicitation of any offer to buy any securities of ACR or any other entity. Any offering of securities would be made pursuant to separate documentation and any such securities would not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. No Offer or Sale of Securities ACRESREIT.COM

Highlights Earnings and capital gains can be retained through tax assets to increase book value Manager is focused on delivering shareholder value through EAD1 growth and share repurchases ACRESREIT.COM Percentage of Multifamily-focused CRE in Loan Portfolio 82% Per Share-Diluted GAAP Net Loss / EAD Loss $0.43 / $0.48 4Q25 Net CRE Loan Activity $443.8M $30.01 Book Value Per Share at December 31, 2025 Total Liquidity at December 31, 2025 $107.9M 1 Refer to page 18 for the reconciliation of Net Income (Loss), a GAAP financial measure, to EAD, a non-GAAP financial measure Percentage of CRE loan portfolio current on payments 96.8%

$1.8B Fourth Quarter 2025 Results Financial Results Book Value CRE Loan Activity & CRE Portfolio Capitalization, Liquidity & NOL ACRESREIT.COM Total liquidity at December 31, 2025 $107.9M $123.8M of net investments in real estate and properties held for sale 96.8% of the par value of the CRE loan portfolio is current on payments of the par value of the CRE loan portfolio is rated 4 or 5 17% Comprising 53 loans with a weighted average LTV of 78% CRE loan portfolio at par value $443.8M of net loan fundings 12.5% annual increase since ACRES acquisition in 3Q20 $30.01 Book value Up from $29.63 in 3Q25 and $28.87 in 4Q24 EAD1 per share diluted ($0.48) ($0.43) GAAP net loss per share-diluted 1 Refer to page 18 for the reconciliation of Net Income (Loss), a GAAP financial measure, to EAD, a non-GAAP financial measure $32.1M Net Operating Loss Carryforwards at December 31, 2025 Total capacity at December 31, 2025 $2.2B $684.4M Capacity available at December 31, 2025

BALANCE SHEET OVERVIEW

4Q25 Balance Sheet Overview

Total Assets ($B)	**$2.2**
Total Liquidity ($M)	**$107.9**
CRE Whole Loans, at par ($B) WA Spread	**$1.8** 3.35%
CECL Reserve – General ($M) Per BV Share / Basis Points	**$20.4** $3.11/1.11%
Investments in Real Estate and Properties Held for Sale, net[3] ($M) Number of Investments	**$123.8** 6
Total Borrowings, at cost ($B) Leverage Ratio	**$1.5** 2.8x
Asset Specific Borrowings, at par ($B) WA Spread	**$1.3** 1.90%
Corporate Debt, at par ($M) WA Coupon	**$201.5** 6.32%
Preferred and Common Equity[4] ($M) Dividend %: WA Preferred / Common	**$224.0/$326.6** 8.85% / NA

Summary of Changes to Book Value per Share [1,2]



$29.63
Book Value - Sep `25
$0.45
Net Loss
$0.06
Other Comprehensive Income
$0.71
Stock Repurchases
$0.06
Equity Compensation and Vested Shares
$30.01
Book Value - Dec `25

Capitalization

$2.1B
Total Capitalization



- **35%** Term Reinvestment Financing Facility
- **26%** Stockholders' equity
- **25%** Term warehouse financing facilities (limited recourse)
- **3%** Senior secured financing facility (limited recourse)
- **1%** Mortgage Payable (limited recourse)
- **10%** Corporate Debt - TRUPS & 5.75% Notes (no guarantee)

[1] Per share adjustments are calculated based on the share count outstanding of 6,558,865 utilized in the calculation of book value at December 31, 2025
[2] At December 31, 2025, the authorized amount under this repurchase program was fully utilized
[3] Investments in real estate and properties held for sale are shown net of related financings and real estate related lease obligations
[4] Includes $129.8 million of non-controlling interests

ACRESREIT.COM 6

Loans held for investment, at amortized cost $1,830.4 CECL Reserves ($20.4) CRE whole loans, floating-rate WA 1M SOFR + 3.35% WA 1M SOFR Floor2 1.78% WA CRE loan portfolio LTV 77% Total number of CRE loans 53 Average CRE loan size, at par $34.7 WA Risk Rating, at par 2.7 CRE Loan Portfolio Overview CRE Loan Summary 1 Balance by Region 1,3 ACRESREIT.COM 1 All $ amounts are in millions and the percentages for region and property type disclosures are based on total carrying value of the CRE loans 2 At December 31, 2025, all CRE whole loans are indexed to SOFR and the WA benchmark rate was 3.83% 3 Texas (21.8%) and Florida (12.4%) were the states with the highest concentrations. Based on regions identified by the National Council of Real Estate Investment Fiduciaries (NCREIF) 4 ACRES originated 12 new loan commitments for a total of $571 million during the three months ended December 31, 2025 Loan Count 46 Loan Count 53 Loan Portfolio Activity, at par 1,4 Property Type 1 Pacific 14.0% Mountain 12.3% Southwest 24.2% West North Central 3.5% East North Central 4.0% Southeast 20.6% Mid Atlantic 12.3% Northeast 9.1% Multifamily 81.9% Office 12.7% Self-storage 0.8% Hotel 3.2% Mixed-Use 1.4%

Fully Extended Loan and Interest Rate Cap Maturities ($ in millions at par) CRE Loan Portfolio Maturity Profile ACRESREIT.COM 1 Excludes two loans in maturity default at December 31, 2025 2 Fully-extended maturity basis assumes borrower elects and qualifies for all extensions 3 Interest rate caps are contractually owned by the underlying borrower and supplement the property cash flows that collateralize the floating rate CRE loan portfolio 4 Interest rate caps have maturities from January 2026 through January 2029 5 Seven loans funded debt service reserves in lieu of purchasing an interest rate cap Fully extended weighted average loan maturity 1,2 of the par value of the portfolio has interest rate caps or debt service reserves in place at December 31, 2025 3,4,5 2.9 years 77%

CRE Loan Risk Ratings and CECL Reserves 50 of ACR’s 53 loans or 97% are current on contractual payments at December 31, 2025 CECL Reserve Overview ACRESREIT.COM 1 See page 22 for additional information on the risk rating definitions 2 Percentage represents the Company’s economic interest in the CRE loans. 3 Amount is less than 0.5%. W.A. Risk Rating by Collateral Type, $ at par 4Q25 W.A. Risk Rating: 2.7 3Q25 W.A. Risk Rating: 3.0 of ACR’s loans have a risk rating of 1, 2 or 3 that are performing in line with or near underwritten expectations 1,2 83% Specific CECL Reserve General CECL Reserve Total Reserve $26.4M Total Reserve $20.4M 100% Risk Rated 5 57% Risk Rated 4 - 5 43% Risk Rated 1 - 3 43% Risk Rated 4 - 5 57% Risk Rated 1 - 3 4Q25 Risk Rating Overview2 $1.0B $1.5B $235.2M $257.6M $58.4M $58.4M $15.9M $15.9M Loan Count 9 27 1 15 1 $25.0M $25.0M 3

CRE Loan Risk Management and resolution ACRESREIT.COM When ACRES assumed the management contract of ACR in 2020, ACR had 23 loans with a par balance of $411 million (or 24% of the portfolio) risk-rated either 4 or 5. Loans risk rated 4 and 5 at June 30, 2020 ($ in millions at par) $368 million par value of the CRE loan portfolio rated 4 or 5 ACRES has resolved since 2020 90% of the par value of the CRE loan portfolio rated 4 or 5 at 2Q20 ACRES has resolved 1.3% Only 1.3% loss ($4.8 million) incurred in resolving $411 million CRE loans rated 4 or 5 Resolved 2 legacy positions remaining as of December 31, 2025: one CRE loan risk rated 5 and 1 position held REO

Investments in Real Estate Properties $123.8 million of net investments in real estate and properties held for sale 1,2 388-key hotel next to a convention center Equity investment in the north central region Conversion to a Hilton hotel and stabilization Acquired in April 2022 ACRESREIT.COM 1 Investments in real estate comprise six properties, three of which are held at depreciated/amortized cost basis and three of which are held for sale at lower of cost or fair value. Images exclude three REO properties totaling $37.5 million3. 2 Depreciation and amortization expense on investments in real estate is $1.1 million for the 4th quarter of 2025. 3 Represents GAAP net equity basis value at December 31, 2025. Hotel $29.9M 3 Hotel $39.8M 3 Multifamily $16.6M 3 12-acre parcel of land for multifamily development Equity investment in the northeast region Development of a multifamily complex Acquired in November 2021 Under contract for sale 279-key hotel next to a convention center Equity via lending activities in the northeast region Acquired the deed in November 2020 Reclassified to held for sale as of September 30, 2022 Select Investment Highlights

CAPITALIZATION OVERVIEW

Total Capitalization ($ in Millions)	$2,095.5
Corporate WACC [1]	6.14%
Total Asset Specific Financing	$1,343.9
WA Asset Specific Debt Spread	SOFR + 1.90%
Term/Senior Secured Avail.	$684.4
Recourse Debt Leverage	2.8x
Total Corporate Leverage	2.8x

Outstanding Financing

66%	Non-Mark-to-Market
35%	Term Warehouse Financing
47%	Term Reinvestment Financing
10%	Senior Unsecured Notes
4%	Senior Secured Financing
3%	Trust Preferred Securities
1%	Mortgages Payable



$ in Millions	Capitalization				
	Capacity	Amount[3]	$ Avail.	W. Avg. Coupon	Leverage Ratio
Term Reinvestment Financing [2]	$763.3	$728.2	$32.3	SOFR + 1.75%	1.3x
Term Warehouse Financing [2]	750.0	533.9	215.2	SOFR + 1.80%	1.0x
Senior Secured Financing [2]	500.0	61.6	436.9	SOFR + 3.78%	0.1x
Mortgages Payable [2]	20.2	20.2	-	SOFR + 3.80%	0.1x
Senior Unsecured Notes	150.0	149.5	-	5.75%	0.2x
Trust Preferred Securities	51.5	51.5	-	SOFR + 3.95%	0.1x
Total Leverage	**$2,235.0**	**$1,544.9**	**$684.4**	**5.73%**	**2.8x**
Preferred Equity		224.0		8.85%	
Common Equity		196.8			
Non-controlling interests		129.8			
Total Capitalization		**$2,095.5**		**6.14%** [1]	

[1] Weighted average cost of capital ("WACC") calculation excludes the impact of common equity in the denominator
[2] Asset-specific borrowings total $1.3 billion
[3] Includes $5.7 million of unamortized deferred debt issuance costs and discounts on borrowings

ACRESREIT.COM 12

Leverage AND Liquidity Trend ACRESREIT.COM 1 Includes the projected amount of proceeds available to the Company if the unfinanced loans were financed with the applicable facilities $64.7 $107.9 $87.4 $ in millions Leverage Ratios Total Liquidity ($ in millions) $64.5

ILLUSTRATIVE EARNINGS PROFILE

The chart below is meant to display the illustrative earnings potential of the Company. It is not meant to represent performance guidance for any period [1].

Projected Maximum CRE Loan Portfolio Size & GAAP EPS & EAD per Share			
Projected maximum CRE loan portfolio size	$2,100.0	$2,500.0	$2,750.0
Target range of asset-specific leverage	2.8x	3.5x	3.9x
Illustrative return on net deployable capital	*11.5%*	*12.5%*	*13.5%*
CRE net interest income	$65.8	$73.2	$84.0
Less: general & administrative	(11.5)	(11.5)	(11.5)
Less: base and incentive management fees	(6.3)	(6.3)	(6.3)
Less: corporate interest expense	(13.2)	(13.2)	(13.2)
Less: GAAP to EAD Adjustments	(19.3)	(20.7)	(22.0)
Less: preferred dividends	(20.6)	(20.6)	(20.6)
Illustrative GAAP earnings	($5.1)	$0.9	$10.4
Add: other GAAP activities	8.4	9.8	10.3
Illustrative EAD	$3.3	$10.7	$20.7
Fully diluted share count	*7.1*	*7.1*	*7.1*
GAAP EPS	**($0.72)**	**$0.13**	**$1.47**
EAD EPS	**$0.47**	**$1.52**	**$2.93**

(1) ACR has presented this slide for illustrative purposes only. The illustrative earnings potential is based on current market conditions and assumptions with respect to general business, economic, regulatory, and financial conditions and other future events, as well as matters specific to ACR's business, all of which are difficult to predict and many of which are beyond ACR's control. As a result, there can be no assurance that any of the results will be realized or achieved. The illustration should not be relied upon as being necessarily indicative of future results, and you are cautioned not to place undue reliance on these scenarios.

ACRESREIT.COM 14

Appendix ACRESREIT.COM

Consolidated Balance Sheets ACRESREIT.COM (in thousands, except share and per share data)   December 31, 2025   Dec. 31, 2024 Assets   (unaudited)     Cash and cash equivalents   $ 83,768   $ 56,713 Restricted cash   2,190   890 Accrued interest receivable   27,259   14,655 CRE loans   1,830,367   1,487,392 Less: allowance for credit losses   (20,398)   (32,847) CRE loans, net   1,809,969   1,454,545 Loan receivable – due from Manager 10,375 10,675 Loan held for sale   —   11,100 Investments in unconsolidated entities   29,237   21,857 Properties held for sale   90,825   201,125 Investments in real estate   76,415   76,608 Right of use assets   19,545   19,911 Intangible assets   6,221   6,988 Other assets   6,560   6,400 Total Assets   $ 2,162,364   $ 1,881,467 Liabilities     Accounts payable and other liabilities   $ 7,482   $ 11,817 Management fee payable - related party   —   540 Accrued interest payable   6,814   6,958 Borrowings   1,544,938   1,360,371 Lease liabilities   45,942   45,259 Distributions payable   3,457   3,607 Accrued tax liability   8   27 Liabilities held for sale   3,131   3,226 Total Liabilities   1,611,772   1,431,805 Equity     Series C Preferred stock, par value $0.001   5   5 Series D Preferred stock, par value $0.001   5   5 Common stock, par value $0.001   7   8 Additional paid-in capital   1,142,410   1,162,581 Accumulated other comprehensive loss   (1,603)   (3,203) Distributions in excess of earnings   (720,028)   (720,268) Total Stockholders’ Equity   420,796   439,128 Non-controlling interests   129,796   10,534 Total Equity   550,592   449,662 Total Liabilities and Equity   $ 2,162,364   $ 1,881,467

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited, in thousands, except share and per share data)	For the Three Months Ended		For the Year Ended	
	Dec. 31, 2025	Dec. 31, 2024	Dec. 31, 2025	Dec. 31, 2024
Revenues				
Interest income	$ 33,304	$ 34,284	$ 119,149	$ 157,262
Interest expense	22,638	25,688	85,942	116,092
Net interest income	10,666	8,596	33,207	41,170
Real estate income	9,335	12,799	46,606	42,170
Other revenue	33	36	133	148
Total revenues	20,034	21,431	79,946	83,488
Operating Expenses				
General and administrative	2,919	2,650	11,304	10,691
Real estate expenses	9,179	15,105	51,325	46,896
Management fees - related party	1,598	1,627	6,411	6,498
Equity compensation - related party	373	833	2,147	2,957
Corporate depreciation and amortization	21	17	78	57
(Reversal of) Provision for credit losses, net	(1,292)	(1,152)	(7,749)	4,790
Total operating expenses	12,798	19,080	63,516	71,889
Other Income (Expense)				
Equity in income (loss) of unconsolidated subsidiaries	261	(703)	(1,727)	(912)
Gain on conversion of real estate	—	—	—	8,637
(Loss) Gain on sale of investment in real estate	(1,467)	7,506	11,674	7,506
Other income	139	156	1,516	1,991
Total other (expense) income	(1,067)	6,959	11,463	17,222
Income before Taxes	6,169	9,310	27,893	28,821
Income tax benefit (expense)	166	10	83	(126)
Net Income	6,335	9,320	27,976	28,695
Net income allocated to preferred shares	(5,196)	(5,440)	(21,077)	(20,386)
Carrying value in excess of consideration paid for preferred shares	—	—	—	242
Net (income) loss allocable to non-controlling interest, net of taxes	(4,091)	210	(6,660)	572
Net (Loss) Income Allocable to Common Shares	$ (2,952)	$ 4,090	$ 239	$ 9,123
Net (Loss) Income per Common Share – Basic	$ (0.43)	$ 0.54	$ 0.03	$ 1.19
Net (Loss) Income per Common Share – Diluted	$ (0.43)	$ 0.52	$ 0.03	$ 1.15
Weighted Average Number of Common Shares Outstanding - Basic	6,804,877	7,528,466	7,129,163	7,653,630
Weighted Average Number of Common Shares Outstanding - Diluted	6,804,877	7,879,625	7,412,911	7,924,903

ACRESREIT.COM 17

Earnings Available for Distribution ACRESREIT.COM 1 See page 21 for additional information on these non- GAAP financial measures (Unaudited, in thousands, except share and per share data)   For the Three Months Ended For the Year Ended     Dec. 31, 2025   Dec. 31, 2024   Dec. 31, 2025   Dec. 31, 2024 Net (loss) Income Allocable to Common Shares – GAAP   $ (2,952)   $ 4,090 $ 239 $ 9,123 Adjustment for gain on sale of investment in real estate 1,467 (7,506) (8,010) (7,506) Net income (loss) allocable to common shares - GAAP, adjusted $ (1,485) $ (3,416) $ (7,771) $ 1,617               Reconciling Items from Continuing Operations: Non-cash equity compensation expense   373   833 2,147 2,957 Non-cash provision (reversal of) for CRE credit losses   14   (1,152) (6,443) 4,790 Realized net (loss) gain on core activities (3,365) 5,261 5,412 5,261 Unrealized gain on core activities — — — (8,637) Real estate depreciation and amortization   1,195   2,226 4,786 6,056 Net income from non-core assets   —   — — (1,103)             Earnings (Loss) Available for Distribution Allocable to Common Shares 1   $ (3,268)   $ 3,752 $ (1,869) $ 10,941 Earnings (Loss) Available for Distribution per Common Share – Diluted 1   $ (0.48)   $ 0.48 $ (0.26) $ 1.38 Weighted Average Number of Common Shares Outstanding - Diluted on EAD Allocable to Common Shares   6,804,877   7,879,625 7,129,163 7,924,903 The following table provides a reconciliation from GAAP net income (loss) allocable to common shares to Earnings Available for Distribution allocable to common shares, a non-GAAP measure, for the periods presented 1:

CECL Trend Analysis Chart ACRESREIT.COM 1 Property type percentages based on total carrying value of the CRE loans, CECL reserve percentage is based on the total par value of the CRE loans Since 1Q24, market liquidity and volatility in the commercial real estate sector have caused a decrease in the CECL reserves to 1.11% at 4Q25

Benchmark Sensitivity Analysis Trend At December 31, 2025, the CRE loan portfolio is 99% floating rate loans that are indexed to one-month term SOFR with a weighted average floor of 1.78% SOFR Change Decreased 1.00% No Change Decreased 0.50% Increased 0.50% Increased 1.00% SOFR: 4.33% SOFR Change Decreased 1.00% No Change Decreased 0.50% Increased 0.50% Increased 1.00% SOFR: 3.69% ACRESREIT.COM December 31, 2024 December 31, 2025 Quarterly Net Interest Income per Share Sensitivity to Changes in SOFR Change to a positive correlation to net interest income assuming a 0.50% to 1.00% increase to SOFR

Key Definitions Earnings Available for Distribution: Earnings Available for Distribution (“EAD”) is a non-GAAP financial measure that the Company uses to evaluate its operating performance. EAD excludes the effects of certain transactions and GAAP adjustments that it believes are not necessarily indicative of its current CRE loan portfolio and other CRE-related investments and operations. EAD excludes income (loss) from all non-core assets comprising of investments and securities owned by the Company at the initial measurement date of December 31, 2016 in commercial finance, middle market lending, residential mortgage lending, certain legacy CRE loans and other non-CRE assets designated as assets held for sale. EAD, for reporting purposes, is defined as GAAP net income (loss) allocable to common shares, excluding (i) non-cash equity compensation expense, (ii) unrealized gains and losses, (iii) non-cash provisions for loan losses, (iv) non-cash impairments on securities, (v) non-cash amortization of discounts or premiums associated with borrowings, (vi) net income or loss from a limited partnership interest owned at the initial measurement date, (vii) net income or loss from non-core assets, (viii) real estate depreciation and amortization, (ix) foreign currency gains or losses and (x) income or loss from discontinued operations. EAD may also be adjusted periodically to exclude certain one-time events pursuant to changes in GAAP and certain non-cash items. Although pursuant to the Fourth Amended and Restated Management Agreement the Company calculates the Manager’s incentive compensation using EAD excluding incentive fees payable to the Manager, the Company includes incentive fees payable to the Manager in EAD for reporting purposes. Secured Overnight Finance Rate: Secured Overnight Finance Rate (“SOFR”) refers to the collective one-month Term Secured Overnight Finance Rate that are used as benchmarks on the originated loans. Book Value : Book value is presented per common share, excluding unvested restricted stock and including warrants to purchase common stock. The measure refers to common stock book value, which is calculated as total stockholders’ equity less preferred stock equity. Leverage ratio is calculated as the respective period ended borrowings over total equity. Asset-specific leverage ratio excludes corporate debt from the calculation. Leverage Ratio: ACRESREIT.COM Current Expected Credit Losses: Current Expected Credit Losses (‘CECL”) refers to the provision to earnings in order to estimate expected losses.

Other Disclosures Rating 1: Property performance has surpassed underwritten expectations Occupancy is stabilized, the property has had a history of consistently high occupancy, and the property has a diverse and high-quality tenant mix Rating 2: Property performance is consistent with underwritten expectations and covenants and performance criteria are being met or exceeded Occupancy is stabilized, near stabilized or is on track with underwriting Rating 3: Property performance lags behind underwritten expectations Occupancy is not stabilized and the property has some tenancy rollover Rating 4: Property performance significantly lags behind underwritten expectations. Performance criteria and loan covenants have required occasional waivers Occupancy is not stabilized and the property has a large amount of tenancy rollover Rating 5: Property performance is significantly worse than underwritten expectations. The loan is not in compliance with loan covenants and performance criteria and may be in default. Expected sale proceeds would not be sufficient to pay off the loan at maturity The property has a material vacancy rate and significant rollover of remaining tenants An updated appraisal is required upon designation and updated on an as-needed basis CRE loans are collateralized by a diversified mix of real estate properties and are assessed for credit quality based on the collective evaluation of several factors, including but not limited to: collateral performance relative to underwritten plan, time since origination, current implied and/or re-underwritten loan-to-collateral value ratios, loan structure and exit plan. Depending on the loan’s performance against these various factors, loans are rated on a scale from 1 to 5, with loans rated 1 representing loans with the highest credit quality and loans rated 5 representing loans with the lowest credit quality. The factors evaluated provide general criteria to monitor credit migration in the Company’s loan portfolio; as such, a loan’s rating may improve or worsen, depending on new information received. The criteria set forth below should be used as general guidelines, and therefore not every loan will have all of the characteristics described in each category below. Commercial Real Estate Loans Risk Ratings ACRESREIT.COM

Additional information is available at the Company’s website. Contact Information Headquarters: 390 RXR Plaza Uniondale, NY 11556 Investor Relations: ir@acresreit.com 516-862-2385 New York Stock Exchange: Common Stock Symbol: ACR Pref. Stock Symbols: ACRPrC & ACRPrD ACRES Commercial Realty Corp. is a real estate investment trust that is primarily focused on originating, holding and managing commercial real estate mortgage loans and equity investments in commercial real estate property through direct ownership and joint ventures. www.acresreit.com